ARTICLES SUPPLEMENTARY
To
ARTICLES OF INCORPORATION
OF
BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.

BNY Mellon ABSOLUTE INSIGHT Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on December 8, 2014, having its principal office in the State of Maryland in Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation (the "Charter"), the Board hereby classifies and reclassifies fifty million (50,000,000) authorized but unissued shares of BNY Mellon Insight Core Plus Fund Class C Common Stock, $.001 par value per share, as shares of BNY Mellon Insight Core Plus Fund Class I Common Stock.

SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the one hundred million (100,000,000) unissued shares of Class A Common Stock, one hundred million (100,000,000) unissued shares of Class C Common Stock, one hundred million (100,000,000) unissued shares of Class I Common Stock, one hundred million (100,000,000) unissued shares of Class Y Common Stock and one hundred million (100,000,000) unissued shares of Class T Common Stock of BNY Mellon Absolute Insight Multi-Strategy Fund, par value one tenth of one cent ($.001) per share, with an aggregate par value of one hundred fifty thousand dollars ($500,000), that the Corporation has authority to issue are hereby reclassified as five hundred million (500,000,000) unissued shares of the Corporation.

THIRD: Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the one hundred million (100,000,000) unissued shares of Class A Common Stock, one hundred million (100,000,000) unissued shares of Class C Common Stock, one hundred million (100,000,000) unissued shares of Class I Common Stock, one hundred million (100,000,000) unissued shares of Class Y Common Stock and one hundred million (100,000,000) unissued shares of Class T Common Stock of BNY Mellon Broad Opportunities Fund, par value one tenth of one cent ($.001) per share, with an aggregate par value of one hundred fifty thousand dollars ($500,000), that the Corporation has authority to issue are hereby reclassified as five hundred million (500,000,000) unissued shares of the Corporation.

FOURTH: Immediately before the classification and reclassification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue five billion (5,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million dollars ($5,000,000), classified as follows:

Fund – Class	Shares Authorized
BNY Mellon Absolute Insight Multi-Strategy Fund – Class A	100 million shares
BNY Mellon Absolute Insight Multi-Strategy Fund – Class C	100 million shares
BNY Mellon Absolute Insight Multi-Strategy Fund – Class I	100 million shares
BNY Mellon Absolute Insight Multi-Strategy Fund – Class T	100 million shares
BNY Mellon Absolute Insight Multi-Strategy Fund – Class Y	100 million shares
BNY Mellon Insight Broad Opportunities Fund – Class A	100 million shares
BNY Mellon Insight Broad Opportunities Fund – Class C	100 million shares

BNY Mellon Insight Broad Opportunities Fund – Class I	100 million shares
BNY Mellon Insight Broad Opportunities Fund – Class T	100 million shares
BNY Mellon Insight Broad Opportunities Fund – Class Y	100 million shares
BNY Mellon Insight Core Plus Fund – Class A	100 million shares
BNY Mellon Insight Core Plus Fund – Class C	100 million shares
BNY Mellon Insight Core Plus Fund – Class I	100 million shares
BNY Mellon Insight Core Plus Fund – Class Y	100 million shares
Undesignated Common Stock	3.6 billion shares
Total	5.0 billion shares

FIFTH: As hereby classified and reclassified, the total number of shares of capital stock which the Corporation has authority to issue remains five billion (5,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million dollars ($5,000,000), classified as follows:

Fund – Class	Shares Authorized
BNY Mellon Insight Core Plus Fund – Class A	100 million shares
BNY Mellon Insight Core Plus Fund – Class C	50 million shares
BNY Mellon Insight Core Plus Fund – Class I	150 million shares
BNY Mellon Insight Core Plus Fund – Class Y	100 million shares
Undesignated Common Stock	4.6 billion shares
Total	5.0 billion shares

SIXTH: All authorized shares of the Corporation not designated or classified above remain available for future designation and classification by the Board. The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter generally.

SEVENTH: The Corporation is registered as an open-end investment company under the 1940 Act.

EIGHTH: These Articles Supplementary were approved by a majority of the entire Board of the Corporation and are limited to changes expressly permitted by Section 2-105(a)(10) and (13) and Section 2-605 of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

IN WITNESS WHEREOF, BNY Mellon Absolute Insight Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.

By:    /s/Jeff Prusnofsky

Jeff Prusnofsky

Vice President

WITNESS:

/s/Sarah Kelleher

Sarah Kelleher

Secretary